Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Greenlight Capital Re, Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities

Fees to Be Paid	Equity	Ordinary Shares, par value $.10 per share	457(o)	(1)	(2)			(3)
	Equity	Preferred Shares, par value $0.10 per share	457(o)	(1)	(2)			(3)
	Equity	Depositary Shares	457(o)	(1)	(2)			(3)
	Debt	Debt Securities	457(o)	(1)	(2)			(3)
	Other	Warrants	457(o)	(1)	(2)			(3)
	Other	Share Purchase Contracts	457(o)	(1)	(2)			(3)
	Unallocated (Universal) Shelf		457(o)	(1)	(2)	$200,000,000.00	.00014760	$29,520.00

Fees Previously Paid	—	—	—	—	—	—	—	$ 0.00

Carry Forward Securities
Carry Forward Securities	—	—	—	—	—		—

Total Offering Amounts					$200,000,000.00	.00014760	$29,520.00
Total Fees Previously Paid
Total Fee Offsets							$8,080.00
Net Fees Due							$21,440.00

(1)      This registration statement includes an indeterminate number of securities that were previously registered on a registration statement on Form S-3 (File No. 333-257613) (the “Prior Registration Statement”) and any additional securities to be offered or issued from share splits, share dividends, recapitalizations or similar transactions. An unspecified number or amount and aggregate initial offering price of the securities of each identified class is being registered as may from time to time be offered by the registrant at unspecified prices, including an indeterminate number or amount of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities.

(2)    Such indeterminate number or amount of ordinary shares, preferred shares, depositary shares, debt securities, warrants and share purchase contracts of Greenlight Capital Re, Ltd., as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units or Euros).

(3)    Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), the registration fee is calculated based on the proposed maximum offering price of the securities being registered. Pursuant to Rule 415(a)(6) and 457(p) under the Securities Act, this registration statement covers a total of $200 million of securities that were previously registered pursuant to the Prior Registration Statement, but which remain unsold as of the date hereof (the “Unsold Securities”). The Unsold Securities are being carried forward to and registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the registrant previously paid a registration fee balance of $21,820.00, which will be applied to the $29,520.00 total registration fee, leaving a balance of $7,700.00 that will be paid by registrant in connection with this registration statement. If the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Greenlight Capital Re, Ltd.	S-3	333-257613	July 1, 2021		$8,080.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(3)	$ 200,000,000.00(1)
Fee Offset Sources	Greenlight Capital Re, Ltd.	S-3	333-257613		July 1, 2021		Unallocated (Universal) Shelf				$ 8080.00 (1)

(1)	See Note (3) under Table 1 above.